Exhibit 99.1

Convio Announces Financial Results for Fourth Quarter and Full Year 2010

AUSTIN, Texas--(BUSINESS WIRE)--February 3, 2011--Convio, Inc. (Nasdaq: CNVO), a leading provider of on-demand constituent engagement solutions for nonprofit organizations, today announced financial results for the fourth quarter and year ended December 31, 2010.

Fourth Quarter and Full Year 2010 Highlights

  Revenue of $17.0 million for the fourth quarter, up 8 percent from the fourth quarter of 2009.
  Record full year revenue of $69.7 million, up 11 percent from 2009 driven by strong usage revenues, up 39 percent from 2009.
  2010 non-GAAP operating margin increased 3.2 percentage points over 2009.
  2010 adjusted EBITDA of $9.2 million up 40 percent from 2009.
  New client adds for 2010 increased by 34 percent from the prior year.

“Convio had a strong 2010, executing well on our financial and operational objectives and delivering innovative software and services that helped our clients achieve record online fundraising results despite the challenging economic environment,” said Gene Austin, Chairman of the Board, Chief Executive Officer and President. “We have established a leadership position in online marketing, fundraising and advocacy and are leveraging Common Ground to expand our suite of integrated solutions that help organizations maximize the value of every constituent relationship. Our strategy, which embraces open technology and multichannel engagement, will continue to differentiate us in the market in 2011 and drive continued growth for our business and clients.”

Business Highlights for the Fourth Quarter and Full Year 2010

  Convio’s clients raised more than $1.3 billion online in 2010, up 40 percent from 2009, including a strong last ten days in which clients raised $94 million up 38 percent during the important year-end giving season.
  Convio clients sent more than four billion emails to constituents during the year with an average deliverability rate above 95 percent.
  Convio launched Common Ground’s Online Fundraising module for small- to mid-sized nonprofits.

Financial Results for the Fourth Quarter and Full Year 2010

Fourth quarter revenue was $17.0 million, an increase of 8 percent from the prior year. Fourth quarter subscription and services revenue was $15.0 million, up 6 percent and usage revenue was $2.0 million, up 22 percent from the same period last year.

For the full year 2010, total revenue was $69.7 million, an increase of 11 percent from 2009. Subscription and services revenue was $58.4 million, up 6 percent and usage revenue was $11.4 million, up 39 percent from 2009.

GAAP net income was $0.1 million for the fourth quarter of 2010, compared to a GAAP net loss of $1.6 million for the same period last year. GAAP net income per weighted average diluted share was zero for the fourth quarter of 2010, based on 19.0 million weighted average diluted shares outstanding, compared to a net loss per weighted average diluted share of $0.21 for the same period last year, based on 7.3 million weighted average diluted shares outstanding.

Full year 2010 GAAP net income was $3.5 million, up $5.6 million from 2009. GAAP net income per weighted average diluted share for the full year 2010 was $0.20, based on 17.5 million weighted average diluted shares outstanding, compared to net loss per weighted average diluted share of $0.29 for 2009, based on 7.3 million weighted average diluted shares outstanding.

Non-GAAP net income was $0.8 million for the fourth quarter of 2010, compared to $0.1 million for the same period last year. Non-GAAP net income per weighted average diluted shares outstanding was $0.04 for the fourth quarter of 2010, based on 19.0 million weighted average diluted shares outstanding compared to a non-GAAP net income per weighted average share of $0.01 for the same period last year, based on 13.9 million weighted average diluted shares outstanding.

Non-GAAP net income for the full year was $6.6 million, compared to $3.6 million in 2009. For the full year 2010, non-GAAP net income per weighted average diluted share outstanding was $0.38 based on 17.5 million weighted average diluted shares outstanding, compared to non-GAAP net income per weighted average share of $0.26 for 2009, based on 13.8 million weighted average diluted shares outstanding.

Adjusted EBITDA for the fourth quarter was $1.3 million. For the full year, adjusted EBITDA totaled $9.2 million, an increase of $2.6 million or 40 percent from 2009. Total cash, cash equivalents and marketable securities finished the year at approximately $56.5 million.

Full Year 2011 Guidance

As of February 3, 2011 the company is providing guidance for full year 2011 revenue of approximately $77.5 million to $79.5 million, or approximately 11 to 14 percent annual growth from full year 2010. The company expects 2011 non-GAAP net income per weighted average diluted share to be approximately $0.38 to $0.41, assuming an average weighted diluted share count of approximately 20.1 million shares.

“We are optimistic about our business momentum in 2011, and believe our quarterly year-over-year growth rates will be significantly higher in the second half of 2011 compared to recent quarters,” concluded Austin.

Use of Non-GAAP Measures

Management believes that adjusted EBITDA and non-GAAP net income are useful measures of operating performance because they exclude items that we do not consider indicative of our core performance. In the case of adjusted EBITDA, we adjust net income for such things as interest, taxes, depreciation and amortization, stock-based compensation and certain non-cash or non-recurring items. Non-GAAP net income adds to net income (loss) amortization of intangible assets, stock-based compensation and certain non-cash or non-recurring items such as transaction costs. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, operating income and net income, or other financial measures prepared in accordance with GAAP. Reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Our management uses adjusted EBITDA and non-GAAP net income as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies; and in communications with our board of directors concerning our financial performance.

Quarterly Conference Call

Convio, Inc. will host a conference call today at 8:30 a.m. Eastern to discuss financial results for the fourth quarter and full year ended December 31st, 2010. The call will be hosted by Gene Austin, Chairman of the Board, Chief Executive Officer and President, and James R. Offerdahl, Chief Financial Officer and Vice President of Administration. The live webcast of Convio’s earnings call will be accessible at www.convio.com/investor.

The webcast will be archived within 24 hours of the event and will be available through the same link for 90 days following the call. Participants who choose to call in to the conference call can do so by dialing domestically 866-770-7120, and referencing passcode: 10215925. International callers may dial 617-213-8065, and reference passcode: 10215925. A replay will be available at 888-286-8010, by referencing passcode: 65629766. A replay will be available for international callers at 617-801-6888, by referencing passcode: 65629766. The call replay will be available from February 3rd, 2011 at 11:30 a.m. until February 17th, 2011.

About Convio

Convio is a leading provider of on-demand constituent engagement solutions that enable nonprofit organizations to more effectively raise funds, advocate for change and cultivate relationships with donors, activists, volunteers, alumni and other constituents.

For more information, please visit www.convio.com.

Forward-looking Statements

This press release may contain forward-looking statements intended to convey expectations as to the future based on plans, estimates and projections. Examples of these statements include our positioning in the marketplace, our leveraging of Common Ground and other products and services, our execution of our strategy and our full-year 2011 financial guidance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, future circumstances might differ from the assumptions on which forward-looking statements are based. In addition, these statements can be affected by inaccurate assumptions and the impact of a variety of risks and uncertainties that could cause actual results to differ materially from those described in this press release including, among others: unfavorable economic and business conditions, in particular with respect to the nonprofit market in which we operate; our ability to attract new customers; a loss of significant customers or a substantial reduction in the revenue from our existing customers; a reduction in usage of our systems by our customers or their constituents and a corresponding reduction in usage revenue; an inability of customers to pay for our solutions and services; an inability to develop new or enhanced solutions that meet the needs of our clients; technological changes that make our products and services less competitive; risks associated with successful implementation of multiple integrated software products; risks related to acquisition activity and the integration of acquired businesses and assets within our organization and product and service offering, and risks related to attracting and retaining key personnel. Other risks that could impact our business adversely are those risks generally associated with management of growth; lengthy sales and implementation cycles; intellectual property infringement claims and other litigation; reliance on certain third-parties, including hosting facilities, software and application providers; the ability to access sufficient funding to finance desired growth and operations; and legislative actions which could reduce the effectiveness of our solutions and increase the costs of our business. These factors and other risks and uncertainties are described in more detail, from time to time, in Convio’s filings with the Securities and Exchange Commission which are available free of charge at www.sec.gov or on our website at www.convio.com/investor. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Convio does not undertake to update or revise any of these statements as a result of new information, future events or otherwise.

Financial Tables

Convio, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,447	$16,662
Restricted Cash	1,248	-
Marketable securities	36,774	-
Accounts receivable, net	8,154	9,143
Prepaid expenses and other current assets	1,558	1,610
Total current assets	66,181	27,415
Property and equipment, net	4,609	3,276
Goodwill	5,527	5,527
Intangible assets, net	3,990	4,973
Other assets	104	153
Total assets	$80,411	$41,344

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued liabilities	$6,066	$5,436
Deferred revenue	15,917	17,362
Current portion of long-term debt and capital lease obligations	14	863
Convertible preferred stock warrant liability	-	1,375
Total current liabilities	21,997	25,036
Long-term portion of debt and capital lease obligations	-	1,348
Total liabilities	21,997	26,384
Convertible preferred stock	-	33,869
Stockholders equity (deficit):
Common stock	18	7
Additional paid-in capital	111,218	37,340
Accumulated other comprehensive loss	(21)	-
Accumulated deficit	(52,801)	(56,256)
Total stockholders’ equity (deficit)	58,414	(18,909)
Total liabilities and stockholders’ equity (deficit)	$80,411	$41,344

Convio, Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and services	$15,000	$14,162	$58,353	$54,900
Usage	1,980	1,622	11,391	8,186
Total revenue	16,980	15,784	69,744	63,086
Cost of revenue (1)(2)	6,342	6,236	25,541	24,779
Gross profit	10,638	9,548	44,203	38,307
Operating expenses:
Sales and marketing (2)	6,149	5,872	22,468	21,556
Research and development (2)	2,656	2,561	10,552	10,041
General and administrative (2)	1,792	1,658	6,552	6,034
Amortization of other intangibles	195	348	857	1,400
Total operating expenses	10,792	10,439	40,429	39,031
Income (loss) from operations	(154)	(891)	3,774	(724)
Interest income	20	1	61	6
Interest expense	(2)	(67)	(126)	(355)
Other income (expense)	60	(490)	45	(803)
Income (loss) before income taxes	(76)	(1,447)	3,754	(1,876)
Provision for income taxes	(141)	115	299	219
Net income (loss)	$65	$(1,562)	$3,455	$(2,095)
Net income (loss) attributable to common stockholders:
Basic	$65	$(1,562)	$3,048	$(2,095)
Diluted	$65	$(1,562)	$3,455	$(2,095)
Net income (loss) per share attributable to common stockholders:
Basic	$0.00	$(0.21)	$0.22	$(0.29)
Diluted	$0.00	$(0.21)	$0.20	$(0.29)
Weighted average shares outstanding used in computing per share amounts:
Basic	17,490	7,319	14,155	7,313
Diluted	19,037	7,319	17,517	7,313
(1) Includes amortization of acquired technology of zero and $254 for the three months ended December 31, 2010 and 2009, respectively, and $127 and $1,016 for the twelve months ended December 31, 2010 and 2009, respectively.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
(2) Includes stock-based compensation expense as follows:
Cost of revenue	$117	$111	$469	$583
Sales and marketing	157	176	$659	$742
Research and development	85	81	$357	$343
General and administrative	114	240	$563	$834

Convio, Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$65	$(1,562)	$3,455	$(2,095)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	774	1,201	3,243	4,792
Other non-cash charges	420	1,099	2,010	3,317
Changes in operating assets and liabilities	2,161	1,535	414	777
Net cash provided by operating activities	3,420	2,273	9,122	6,791
Cash flows from investing activities:
Purchases of marketable securities	(14,239)	-	(46,864)	-
Proceeds from maturities of marketable securities	9,900	-	9,900	-
Restricted cash	-	-	(1,248)	-
Purchases of property and equipment, net	(977)	(613)	(2,574)	(1,749)
Capitalized software development costs	(316)	-	(937)	-
Net cash used in investing activities	(5,632)	(613)	(41,723)	(1,749)
Cash flows from financing activities
Payments on long-term debt and capital lease obligations	(7)	(302)	(2,197)	(2,247)
Proceeds from issuance of common stock	493	13	36,583	39
Net cash provided by (used in) financing activities	486	(289)	34,386	(2,208)
Net change in cash and cash equivalents	(1,726)	1,371	1,785	2,834
Cash and cash equivalents at beginning of period	20,173	15,291	16,662	13,828
Cash and cash equivalents at end of period	$18,447	$16,662	$18,447	$16,662

Convio, Inc.
Reconciliation of Non-GAAP Measures
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss)	$65	$(1,562)	$3,455	$(2,095)
Stock-based compensation	473	608	2,048	2,502
Amortization of intangible assets	195	602	984	2,416
(Gain) loss on warrant revaluation	-	490	15	814
Transaction costs	103	-	103	-
Non-GAAP net income	$836	$138	$6,605	$3,637

GAAP basic net income (loss) per share
Numerator:
Net income (loss)	$65	$(1,562)	$3,455	$(2,095)
Less: Undistributed earnings allocated to participating preferred stock (1)	$(0)	$-	$(407)	-
Net income (loss) attributable to common stockholders	$65	$(1,562)	$3,048	$(2,095)
Denominator:
Weighted average common shares outstanding, basic	17,490	7,319	14,155	7,313
GAAP basic net income (loss) per common share	$0.00	$(0.21)	$0.22	$(0.29)

GAAP diluted net income (loss) per share
Numerator:
Net income (loss)	$65	$(1,562)	$3,455	$(2,095)
Denominator:
Weighted average common shares outstanding, basic	17,490	7,319	14,155	7,313
Add: Outstanding convertible preferred stock	-	-	1,733	-
Add: Outstanding convertible preferred stock warrants	50	-	74	-
Add: Options to purchase common stock	1,492	-	1,554	-
Add: Restricted stock units	5	-	1	-
Weighted average common shares outstanding, diluted (2)	19,037	7,319	17,517	7,313
GAAP diluted net income (loss) per common share	$0.00	$(0.21)	$0.20	$(0.29)

Non-GAAP basic net income per share
Numerator:
Non-GAAP net income	$836	$138	$6,605	$3,637
Less: Undistributed earnings allocated to participating preferred stock	$(5)	$(60)	$(778)	$(1,572)
Non-GAAP net income attributable to common stockholders	$831	$78	$5,827	$2,065
Denominator:
Weighted average common shares outstanding, basic	17,490	7,319	14,155	7,313
Non-GAAP basic net income per common share	$0.05	$0.01	$0.41	$0.28

Non-GAAP diluted net income per share
Numerator:
Non-GAAP net income	$836	$138	$6,605	$3,637
Denominator:
Weighted average common shares outstanding, basic	17,490	7,319	14,155	7,313
Add: Outstanding convertible preferred stock	-	5,316	1,733	5,316
Add: Outstanding convertible preferred stock warrants	50	67	74	47
Add: Options to purchase common stock	1,492	1,193	1,554	1,153
Add: Restricted stock units	5	-	1	-
Weighted average common shares outstanding, diluted	19,037	13,895	17,517	13,829
Non-GAAP diluted net income per common share	$0.04	$0.01	$0.38	$0.26

Reconciliation of Adjusted EBITDA to net income (loss):
Net income (loss)	$65	$(1,562)	$3,455	$(2,095)
Interest (income) expense, net	(18)	66	65	349
Depreciation and amortization	774	1,201	3,243	4,792
Stock-based compensation	473	608	2,048	2,502
Loss on warrant revaluation	-	490	15	814
Transaction costs	103	-	103	-
Provision for income taxes	(141)	115	299	219
Adjusted EBITDA	$1,256	$918	$9,228	$6,581
(1) Preferred stocks do not participate in Company losses and thus in periods of GAAP net losses, 100% of GAAP net loss is attributable to common stockholders.
(2) In periods in which the Company is in a GAAP net loss position, all common stock equivalents are anti-dilutive and are not included in GAAP diluted shares outstanding.

CONTACT:
Market Street Partners
Linda Rothemund, 415-445-3236
ir@convio.com
or
Convio, Inc.
Tad Druart, 512.652.2600, Ext. 7826
Director, Corporate Marketing & Communications
tdruart@convio.com